UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

DEBUT BROADCASTING CORPORATION, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:_________________________

(2)	Aggregate number of securities to which transaction applies:_________________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_________________________

(4)	Proposed maximum aggregate value of transaction:_________________________

(5)	Total fee paid:_________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:_________________________

(2)	Form, Schedule or Registration Statement No.:_________________________

(3)	Filing Party:_________________________

(4)	Date Filed:_________________________

DEBUT BROADCASTING CORPORATION, INC.
1209 16th Avenue South
Nashville, Tennessee 37212

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 20, 2008

To Debut Broadcasting Corporation, Inc. Stockholders:

The 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Debut Broadcasting Corporation, Inc., a Nevada corporation (the “Company”), will be held on Tuesday, May 20, 2008, at 1:00 p.m., at Pinnacle Financial, 216 Royal Oaks Blvd., Franklin, Tennessee 37064 for the following purposes:

1.	To elect six directors nominated to serve as the Company’s Board of Directors;

2.	To ratify the appointment of Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm for the 2008 fiscal year; and

3.	To act upon such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on April 28, 2008 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

By:	/s/ Robert Marquitz
ROBERT MARQUITZ
Chairman of the Board

April 29, 2008

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

DEBUT BROADCASTING CORPORATION, INC.
1209 16th Avenue South
Nashville, Tennessee 37212

PROXY STATEMENT

This proxy statement is being furnished to the stockholders of Debut Broadcasting Corporation, Inc., a Nevada corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 20, 2008, at 1:00 p.m., at Pinnacle Financial, 216 Royal Oaks Blvd., Franklin, Tennessee 37064 and at any adjournment thereof.

This proxy statement, and the accompanying Notice of Annual Meeting and proxy card, are first being mailed to stockholders on or about May 1, 2008.

GENERAL

The close of business on April 28, 2008 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of such date, the Company had 100,000,000 authorized shares of common stock, par value $0.003 per share, of which 19,794,381 shares were outstanding. Each share of Company common stock is entitled to one vote. The common stock is the Company’s only outstanding voting stock.

The presence in person or by proxy of the holders of not less than one percent (1%) of the outstanding shares of Company common stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting.

Abstentions and broker non-votes are included in determining the number of shares present or represented at the Annual Meeting for purposes of determining whether a quorum exists. Broker non-votes occur when a broker returns a proxy but does not have discretionary authority to vote on a particular proposal or voting instructions from the beneficial owner. Certain proposals, such as the election of directors and the ratification of the appointment of auditors, are considered “routine” matters and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” proposals, such as the approval of equity compensation plans and amendments, brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner.

Directors will be elected by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Therefore, an abstention or a broker non-vote will have no effect on the outcome of the vote on the election of directors at the meeting. The ratification of the appointment of Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 requires the approval of a majority of the votes cast, excluding abstentions, if a quorum is present at the Annual Meeting. Accordingly, an abstention will have no effect on the outcome of the vote with respect to this proposal but a broker non-vote will have the effect of a vote against this proposal at the meeting.

Shares of common stock represented by proxies received in time for the Annual Meeting will be voted as specified in the proxy. Unless contrary instructions are given, the proxy will be voted (1) “FOR” the election of the Board of Directors’ nominees for director and (2) “FOR” the ratification of the appointment of Maddox Ungar Silberstein, PLLC as the independent registered public accounting firm for the 2008 fiscal year.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the individuals named as proxies will have discretion to vote on those matters in their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned, your proxy will remain valid and may be voted at the adjourned meeting. You still will be able to revoke your proxy until it is voted. As of the date of this proxy statement, the Company is not aware of any matters that are to be presented at the Annual Meeting other than the election of directors and the ratification of the appointment of Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Stockholders may vote by completing and mailing the proxy card to CPA Consulting Group, PLLC at 1720 West End Avenue, Suite 403, Nashville, Tennessee 37203 Attn: Cathy Werthan, so that it is received prior to May 20, 2008. A proxy may be revoked if, prior to the exercise of the proxy, CPA Consulting Group, PLLC receives either a written revocation of that proxy or a new proxy bearing a later date. You will be able to change your vote as many times as you wish prior to the Annual Meeting and the last vote received chronologically will supersede all prior votes. A proxy may also be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

This proxy solicitation is being made by the Board of Directors of the Company, and the expense of preparing, printing and mailing this proxy statement, Notice of Annual Meeting and proxy is being paid by the Company. In addition to use of the mails, proxies may be solicited personally, by electronic mail, by facsimile or by telephone by the Company’s directors, officers or regular employees of the Company without additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of Company common stock. In addition, the Company has retained Morrow & Co., LLC to act as a proxy solicitor for the Annual Meeting. The Company has agreed to pay Morrow & Co., LLC approximately $4,000, plus reasonable out-of-pocket expenses, for providing proxy solicitation services.

In some situations, the Company may deliver to multiple stockholders sharing a common address only one copy of this proxy statement and its attachments. If requested by phone or in writing, the Company will promptly provide a separate copy of the proxy statement and its attachments to a stockholder sharing an address with another stockholder. To notify the Company, you may write Debut Broadcasting Corporation, Inc., 1209 16th Avenue South, Nashville, Tennessee 37212, Attn: Corporate Secretary or call the Company at (615) 866-0530. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors proposes six nominees for election at the Annual Meeting as directors of the Company. Two of the nominees, Garrett Cecchini and Suresh Saraswat, M.D., have not previously served on the Board of Directors and are not officers or employees of the Company. The Board of Directors has decided to nominate Mr. Cecchini and Dr. Saraswat so that the Board of Directors may be comprised of a majority of outside directors. If elected, each of the directors will serve until the next annual meeting and until their successors have been chosen and qualified. The Board of Directors determined the number of nominees pursuant to the Company’s bylaws and believes that the named nominees are available and, if elected, will be able to serve. In the event that any of the nominees should become unable or unavailable to serve or for good reason will not serve, the persons named in the accompanying proxy intend to vote for such other person or persons, if any, as the Board of Directors may designate as a substitute nominee, or the size of the Board may be reduced. All of the nominees are currently directors of the Company.

Unless contrary instructions are given, the shares of common stock represented by the proxies being solicited will be voted “FOR” the election of the nominees listed below.

Nominees for Election at 2008 Annual Meeting

Name	Age	Director Since	Expiration of Term	Principal Occupation
Garrett Cecchini	60	N/A	2008	Chief Legal Counsel, ZVue Corporation
Steven Ludwig	37	2007	2008	Chief Executive Officer of the Company
Robert Marquitz	60	2007	2008	President of the Company
Stephen Rush	66	2007	2008	Vice President and General Counsel of the Company
Suresh Saraswat, M.D.	59	N/A	2008	Cardiologist, Private Practice
Frank A. Woods	66	2007	2008	Chairman of The Woods Capital Group, LLC

Directors

Set forth below are the names of, and certain biographical information regarding, the current directors of the Company as well as the new director nominees.

Garrett Cecchini, age 60, is a nominee for election to the Board of Directors for the first time in 2008. Mr. Cecchini has served as Executive Vice President of ZVue Corporation since February 2003 and was appointed Secretary in February 2006. Mr. Cecchini has more than 20 years experience in the technology industry, first as a corporate lawyer advising technology companies and venture funds in licensing and reorganization matters and then as an entrepreneur. In 1998, he founded Compression Science Corporation, a company which developed advanced broadcast video encoder technology and was later sold to Philips Electronics in 2002. From 1991 to 1998, Mr. Cecchini served as a senior partner with the law firm of Wright Robinson Osthiemer & Tatum LLP and from 1985 to 1991 he served as a senior partner with the law firm of McKenna & Fitting.

Steven Ludwig, age 37, has served as a director of the Company since May 17, 2007. Mr. Ludwig is the Company’s Chief Executive Officer and has worked in radio and interactive marketing for over 15 years. In 1998, Mr. Ludwig co-founded The Marketing Group, Inc. with Robert Marquitz and has served as Executive Vice President and Chief Operating Officer of the Company since its inception in 1998.

Robert Marquitz, age 60, has served as a director of the Company since May 17, 2007. In the 1980’s and 1990’s, Mr. Marquitz served as Corporate Vice President of one of the nation’s most admired broadcasting companies, Malrite Communications Group. At Malrite, Mr. Marquitz was responsible for all aspects of operations, programming, research and marketing of the company’s 16 major market radio stations. In 1998, Mr. Marquitz co-founded The Marketing Group, Inc. with Mr. Ludwig and has served as the Company’s President since that time.

Stephen Rush, age 66, has served as a director of the Company since May 17, 2007. Mr. Rush is Vice President and General Counsel of the Company. In 1994, he founded Rush Law Group, a firm specializing in intellectual property law.

Suresh C. Saraswat, M.D., age 59, is a nominee for election to the Board of Directors for the first time in 2008. Dr. Saraswat has served as a cardiologist in his own private practice since 1981. From 1984 to 1989, Dr. Saraswat was an assistant and associate clinical professor of cardiology at Meharry Medical College. He currently serves on the boards of Middle Tennessee State University, First Tennessee Bank and the Sri Ganesha Temple.

Frank A. Woods, age 66, has served as a director of the Company since May 17, 2007. Mr. Woods serves as Chairman of The Woods Capital Group, LLC, which is a merchant banking firm specializing in mergers and acquisitions, corporate finance and strategic planning. He served as Vice President and Legal Counsel for Lin Broadcasting Corporation from 1966 to 1969. He served on the Board of Directors and as Vice President for Townsend Broadcasting Corporation from 1970 to 1984. Mr. Woods was President and a member of the board of directors for Tennessee Valley Broadcasting Corporation from 1974 to 1982. He co-founded MediaSouth, Inc., where he remained from 1979 to 1983 and then co-founded MediaOmaha L.P., where he worked from 1983 to 1984. Mr. Woods served as President and CEO of Sun Group, Inc., from 1984 to 1991. Mr. Woods recently served as Vice-Chairman of Shop At Home, Inc., a position he held from 2000 until 2006.

Recommendation and Vote Required

Directors will be elected by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE DIRECTOR NOMINEES.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm for the 2008 fiscal year. Maddox Ungar Silberstein, PLLC has served as the Company’s independent registered public accounting firm since July 2, 2007.

In addition to appointing Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm for the Company’s 2008 fiscal year, the Board has directed that management submit the appointment of the independent registered public accounting firm for ratification by the Company’s stockholders at the Annual Meeting. One or more representatives of Maddox Ungar Silberstein, PLLC are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board is submitting the appointment of Maddox Ungar Silberstein, PLLC to stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Board will reconsider whether to retain that firm. Unless contrary instructions are given, the shares of common stock represented by the proxies being solicited will be voted “FOR” the ratification of the appointment of Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm for the Company’s 2008 fiscal year.

Changes in Independent Registered Public Accounting Firm

On April 19, 2007, Jewell & Langsdale, the independent registered public accounting firm of California News Tech, the Company’s predecessor (“CNT”), advised that it was requesting withdrawal from registration with the Public Company Accounting Oversight Board and, therefore, could not remain as CNT’s independent registered public accounting firm.

As a result, on June 19, 2007, the Company replaced Jewell & Langsdale with Ronald N. Silberstein, CPA, PLLC as its independent registered public accounting firm. The decision to change accountants was approved by the Company’s Board of Directors. The Company did not consult with Ronald N. Silberstein, CPA, PLLC on any matters prior to retaining such firm as its principal accountants.

The reports of Jewell & Langsdale on CNT’s financial statements for the years ended December 31, 2006 and 2005 did not contain adverse opinions or disclaimers of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2006 and 2005, and through the interim period ended April 19, 2007, there were no disagreements between CNT and Jewell & Langsdale on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Jewell & Langsdale, would have caused it to make a reference to the subject matter of the disagreements in its reports on CNT’s financial statements for such years. During the years ended December 31, 2006 and 2005, and through the interim period ended April 19, 2007, there were no reportable events as described in Item 304(a)(1)(v) of SEC Regulation S-K.

On July 2 2007, Ronald N. Silberstein, CPA, PLLC informed the Company that it had consummated a merger with Maddox Ungar, PLLC. The name of the post-merger firm is Maddox Ungar Silberstein, PLLC, which is registered with the Public Company Accounting Oversight Board. As a result of the merger, on July 2, 2007, Ronald N. Silberstein, CPA, PLLC resigned as the Company’s independent registered auditor and the Company engaged Maddox Ungar Silberstein, PLLC as its independent registered auditor. The decision to change auditors was approved by the Company’s Board of Directors. The Company did not consult with Maddox Ungar Silberstein, PLLC on any matters prior to retaining such firm as its independent registered auditor.

The audit reports of Ronald N. Silberstein, CPA, PLLC on the Company’s financial statements for the fiscal years ended December 31, 2006 and 2005 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the financial statements of the Company for the fiscal years ended December 31, 2006 and 2005 contained an uncertainty about the Company’s ability to continue as a going concern.

During the years ended December 31, 2006 and 2005, and through the interim period ended July 1, 2007, there were no disagreements with Ronald N. Silberstein, CPA, PLLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Ronald N. Silberstein, CPA, PLLC would have caused it to make reference thereto in its reports on the financial statements for such periods. During the years ended December 31, 2006 and 2005, and through the interim period ended July 1, 2007, Ronald N. Silberstein, CPA, PLLC did not advise the Company with respect to any of the matters described in Item 304(a)(1) of SEC Regulation S-K.

Independent Auditor Fees

The table below provides information concerning fees for services rendered by Maddox Ungar Silberstein, PLLC and Jewell & Langsdale during the last two fiscal years. The nature of the services provided in each such category is described following the table.

	Amount of Fees
Description of Fees	2007	2006
Audit Fees*	$13,250	$9,900
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	935	-
Total	$14,185	$9,900

*	Jewell & Langsdale provided services for CNT for the fiscal year ending December 31, 2006 and the first quarter ended March 31, 2007.

Audit Fees - These fees were primarily for professional services rendered (i) by Maddox Ungar Silberstein, PLLC in connection with the audit of the Company’s consolidated annual financial statements for the year ended December 31, 2007 and reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the second and third quarters of the year ended December 31, 2007, and (ii) by Jewell & Langsdale in connection with the audit of CNT’s consolidated annual financial statements for the fiscal year ended December 31, 2006 and reviews of the interim condensed consolidated financial statements included in CNT’s quarterly reports on Form 10-Q for the first quarter of the year ended December 31, 2007 and the first three quarters of the year ended December 31, 2006.

All Other Fees - Other fees paid to Maddox Ungar Silberstein, PLLC were primarily travel and travel-related expenses.

The Board of Directors has reviewed the fees detailed above and considers the provision of the described services to be compatible with maintaining the independence of Maddox Ungar Silberstein, PLLC. None of these services are of a type that was prohibited under the independent registered public accounting firm independence standards of the SEC.

Policy on Pre-Approval of Services Provided by Independent Auditor

The engagement of Maddox Ungar Silberstein, PLLC by the Company is subject to specific pre-approval policies. Because the Company does not have an Audit Committee, all audit and permitted non-audit services performed by Maddox Ungar Silberstein, PLLC require pre-approval by the entire Board of Directors in accordance with pre-approval policies established by the Board. The procedures required all proposed engagements of Maddox Ungar Silberstein, PLLC for services of any kind to be submitted for approval to the Board prior to the beginning of any service. All services provided by the independent registered public accounting firm for 2007 were approved in advance by the Board of Directors.

Recommendation and Vote Required

The affirmative vote of a majority of votes cast, excluding abstentions, at the Annual Meeting is required to ratify the Board’s appointment of the Company’s independent registered public accounting firm.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MADDOX UNGAR SILBERSTEIN, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

CORPORATE GOVERNANCE

Board Composition and Committee Memberships

The Board of Directors does not currently have a separately designated Audit Committee, Compensation Committee or Nominating Committee. With respect to audit, compensation and nominating matters, the entire Board performs these functions. The Board currently has only one independent director and, therefore, has determined that it is not practical or beneficial to establish any such committees. In the future, if the Board deems it appropriate, the Board may establish separate committees for these roles.

Director Independence

The Company is not subject to the listing requirements of any securities exchange, including The NASDAQ Stock Market (“NASDAQ”), because the common stock of the Company is traded on the over-the-counter bulletin board. In the second quarter of 2007, however, the Board adopted the standards for independence for NASDAQ-listed companies, and the independence determinations that follow are based upon the criteria established by NASDAQ for determining director independence and upon the criteria established by NASDAQ and the SEC for determining director independence.

The Board determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director. In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.

Using the objective and subjective independence criteria enumerated in the NASDAQ marketplace rules’ listing requirements and the SEC rules, the Board has reviewed all relationships between each director and the Company and, based on this review, the Board has determined that Mr. Woods currently qualifies and in 2007 qualified as independent in accordance with NASDAQ’s independence criteria. Messrs. Ludwig, Marquitz and Rush are not independent in accordance with NASDAQ independence criteria or for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because each of them is employed by the Company.

Committees of the Board of Directors

Audit Committee

The Company does not currently have a separately designated Audit Committee or an Audit Committee charter. The entire Board currently acts as the Company’s Audit Committee. The Board may establish a Audit Committee in the future. The Board has determined that Mr. Woods qualifies as an “audit committee financial expert” under applicable SEC regulations.

Compensation Committee

The Company does not currently have a separately designated Compensation Committee or a Compensation Committee charter because only one director serving on the Board is independent under NASDAQ independence criteria. The entire Board currently acts as the Company’s Compensation Committee. The Board may establish a Compensation Committee in the future.

The Board reviews and approves the compensation arrangements for the Company’s Chief Executive Officer, officers and directors. The Board administers any Company equity incentive plans and makes awards pursuant to those plans. It also establishes and administers any other incentive compensation plans for the Company’s officers. The Board may engage compensation consultants to assist it in carrying out its duties. When the Board deems it to be appropriate, it may delegate its authority to a subcommittee of one or more of its members or, with respect to administrative changes to the Company’s benefit plans, to one or more officers of the Company.

With respect to executive officer compensation, the Board expects that it will receive recommendations and information from senior management. The Company intends that, on a going-forward basis, the Company’s Chief Executive Officer will annually review with the Board the performance of the Company’s executive officers and participate in Board deliberations regarding the compensation of executive officers other than him. Upon request by the Board, management may provide the Board with recommendations, data and information regarding the compensation of the Company’s outside directors. Company management will also review and discuss with the Board the compensation discussion and analysis to be included in the Company’s annual proxy statement.

Nominating Committee

The Company does not currently have a separately designated Nominating Committee or a Nominating Committee charter. Instead, the entire Board currently acts as the Company’s Nominating Committee. The Board of Directors does not delegate the responsibility for selecting new directors as it believes that all of its members should be involved in this process. The entire Board participates in the consideration of director nominees and nominated the candidates for election named in this proxy statement.

Selection of Director Candidates

The Board does not have a policy with regard to the consideration of any director candidates recommended by stockholders because the Board follows the same evaluation procedures whether a candidate is recommended by directors, management or stockholders. While the Board will consider director nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees. The Board bases its nomination recommendations on candidates’ business or professional backgrounds, talents and perspectives. The Board looks for candidates who possess the highest personal and professional ethics, integrity and values, who are committed to representing the interests of the stockholders and who are committed to service on the Board for an extended period of time. They must have an inquisitive and objective perspective, practical wisdom and mature judgment. Candidates may be identified through any means believed by the Board to be appropriate, including recommendations from members of the Board or management.

Attendance at Board Meetings and Annual Meetings

During 2007, the Board of Directors held four meetings. Each director attended at least 75% of the aggregate meetings of the Board of Directors.

The Company’s current director attendance policy is that unless there are mitigating circumstances, such as medical, family or business emergencies, Board members are expected to participate in all Board meetings and to attend the Company’s annual meeting of stockholders. The Company did not hold an annual meeting of stockholders in 2007.

Stockholder Communications Process

Stockholders may send communications to the Board by mail in care of Debut Broadcasting Corporation, Inc., 1209 16th Avenue South, Nashville, Tennessee 37212, Attn: Corporate Secretary. The Corporate Secretary will directly forward written communications addressed to the entire Board to the Chairman of the Board and all other written communications to the individual director(s) to whom they are addressed.

Code of Ethics

The Company has not adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, because of its size and the relatively short period of time it has been a reporting company. The Board of Directors will continue to evaluate, from time to time, whether the Company should develop and adopt a code of ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information, as of March 31, 2008, with respect to the beneficial ownership of common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Company common stock, (ii) each director and nominee, (iii) each of the Company’s Named Executive Officers identified in the section below entitled “EXECUTIVE COMPENSATION - 2007 Summary Compensation Table” and (iv) all of the Company’s directors and executive officers as a group. As of March 31, 2008, there were 19,794,381 shares of Company common stock outstanding. The Company relied on information supplied by its directors, executive officers and beneficial owners for purposes of this table.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Garrett Cecchini	650,000	3%
Shannon Farrington	-	*
Steven Ludwig	3,451,316	17
Robert Marquitz	5,123,000	26
Stephen Rush	1,206,000	6
Suresh Saraswat, M.D.	100,000	*
Frank A. Woods	-	*
All directors and executive officers as a group (seven persons)	10,530,316	53

*	Less than 1%.
(1)	The address of each person listed is c/o Debut Broadcasting Corporation, Inc., 1209 16th Avenue South, Nashville, Tennessee 37212.
(2)
Beneficial ownership is deemed to include shares of common stock that an individual has a right to acquire within 60 days after March 31, 2008, including upon the exercise of options granted under the 2007 Stock Plan.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Executive Officers

The Board of Directors has the authority to appoint officers of the Company. Each officer will hold office for such term as may be prescribed by the Board of Directors and until such person’s successor is chosen and qualified or until such person’s death, resignation or removal. The biographies of Messrs. Ludwig, Marquitz and Rush are provided in the section above entitled “Proposal 1 - Election of Directors.”

Shannon Farrington, age 41, has served as the Company’s Chief Financial Officer since May of 2007. Ms. Farrington has over 20 years experience in financial management. Ms. Farrington has been the Chief Executive Officer of Wolcott Squared, Inc. (“W Squared”) since 2006. Prior to working for the Company and W Squared, she was Senior Vice President and Chief Financial Officer of CHD Meridian Healthcare, Inc., the nation’s largest provider of on-site healthcare from 1995 until 2004. Prior to joining CHD Meridian Healthcare, Ms. Farrington was Assistant Vice President, Director of Finance for Coventry Corporation, and Vice President, Corporate Controller for Allied Clinical Laboratories. Ms. Farrington also worked for Ernst & Young.

Significant Employees

Sariah Hopkins, age 30, is the Company’s Corporate Controller. Ms. Hopkins has over ten years of experience in media, entertainment and advertising controllership. In 2007, she served as a key member of the financial management team of publicly traded Gannet Publications, serving as Manager of Financial Planning and Analysis. From 2004 to 2006, Ms. Hopkins served as Controller to Marketshare, a privately held marketing and advertising firm headquartered in Michigan. Prior to working with Marketshare, Ms. Hopkins held a financial position with Bortz Entertainment Group from 2001 to 2004. Additionally, Ms. Hopkins has prior financial experience with a leveraged SBIC venture capital firm and a regional National Public Radio affiliate in the Great Plains region.

Steven J. Shelton, age 50, serves as General Manager of Debut Broadcasting Mississippi, a wholly-owned subsidiary of the Company. Mr. Shelton’s radio industry experience started in the 1970’s, when he worked as an announcer/music director and production director before entering the executive sales management phase of his career. In 1988, he formed STG, Inc., which quickly became one of the Southeast’s leading semiconductor/electro-mechanical representative firms. In 1998, he formed STG Media LLC and served as President and managing partner of three stations in Huntsville, Alabama, and one FM in Birmingham, Alabama. STG Media became one of the most successful radio companies in Alabama and was sold in May of 2006.

EXECUTIVE COMPENSATION

2007 Summary Compensation Table

The following table sets forth certain information concerning compensation paid or accrued by the Company for the last year with respect to the Company’s “Named Executive Officers” - the Chief Executive Officer and the two most highly compensated executive officers whose total compensation for 2007 exceeded $100,000:

Name and Principal Position	Year(1)	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation		Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Steven Ludwig	2007	$104,750	$--	$--	$--	$--	$	$--	$ 4,170(2)	$108,920
Chief Executive Officer

(1)	In accordance with SEC transition rules, this table reflects compensation for the most recently completed fiscal year for individuals who were Named Executive Officers during such year.
(2)	Reflects an amount equal to $3,520 that was contributed to an IRA plan maintained by the Company and $650 as an automobile allowance.

The Company does not have any written employment agreements or change in control arrangements with any of the Named Executive Officers. All payments for Ms. Farrington’s services as Chief Financial Officer during 2007 were billed by and made payable to W Squared. The Named Executive Officers serve at the will of the Board, which enables the Company to terminate their employment with full discretion.

2007 Outstanding Equity Awards at Fiscal Year-End

None of the Named Executive Officers held any unexercised or unvested equity awards as of December 31, 2007.

Retirement Benefits

During the fiscal year ending December 31, 2007, the Company maintained a simple IRA plan to provide for the payment of retirement benefits to employees following retirement. The Company provides a matching contribution for the first 3% of an employee’s annual salary contributed to the IRA plan.

Potential Payments Upon Termination or Change in Control

During the fiscal year ending December 31, 2007, the Company did not maintain or provide any contract, agreement, plan or arrangement that provided for any payment to a Named Executive Officer at, following or in connection with any resignation, retirement or other termination or a change in control of the Company or change in a Named Executive Officer’s responsibility following a change in control.

Compensation Committee Interlocks and Insider Participation

The Company does not have a separately designated Compensation Committee. The entire Board acts as the Company’s Compensation Committee. Each of Messrs. Ludwig, Marquitz and Rush, who serve on the Board and participated in the Board’s deliberations concerning executive officer compensation during 2007, is an executive officer of the Company. Each executive officer does not participate, however, in the Board’s determinations of or discussions regarding such executive officer’s compensation. Each of Messrs. Ludwig, Marquitz and Rush had relationship during 2007 requiring disclosure by the Company as set forth under the section below entitled “Certain Relationships and Related Transactions.” None of the Company’s executive officers serves, or in the past year served, as a member of the board of directors or compensation committee of another entity that has or had one or more of its executive officers serving on the Company’s Board of Directors.

2007 DIRECTOR COMPENSATION

The table below summarizes the total compensation paid to or earned by each director of the Company (who is not also a Named Executive Officer) for the fiscal year ended December 31, 2007.

Name(1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robert Marquitz	$--	$--	$--	$--	$--	$--	$--
Stephen Rush	--	--	--	--	--	--	--
Frank A. Woods	--	--	--	--	--	--	--

(1)	Messrs. Ludwig, Marquitz and Rush, who are employees of the Company, do not receive compensation for serving as members of the Board of Directors.

Directors who are also employees of the Company receive no additional compensation for serving on the Board of Directors. During 2007, all non-employee directors received no additional compensation for serving on the Board of Directors. In 2008, all non-employee directors will receive a meeting fee of $150 for each regular or special meeting of the Board of Directors attended.

AUDIT COMMITTEE REPORT

During 2007, the entire Board of Directors served as the Audit Committee and held discussions with the internal auditors, and the Company’s independent registered public accounting firm on the results of their examinations and the overall quality of the Company’s financial reporting. These meetings facilitated communication with senior management, the internal auditors and the Company’s independent registered public accounting firm. In fulfilling its responsibilities, the Board of Directors:

•
Reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2007 and the Company’s unaudited quarterly consolidated financial statements during 2007 (including the disclosures contained in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”);

•
Discussed with Maddox Ungar Silberstein, PLLC, the Company’s independent registered public accounting firm, the matters required to be discussed under Statements on Auditing Standards No. 61, as amended; and

•
Received the written disclosures and the letter from Maddox Ungar Silberstein, PLLC required by Independence Standards Board Standard No. 1, and discussed with Maddox Ungar Silberstein, PLLC their independence.

Based on the review and discussions described above, the Board of Directors approved the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The Board of Directors:

Robert Marquitz (Chairman)
Steven Ludwig
Stephen Rush
Frank A. Woods

The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(d), or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

COMPENSATION COMMITTEE REPORT

The entire Board of Directors served as the Compensation Committee and has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) with management. Based on such review and discussions, the Board of Directors has recommended that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Board of Directors:

Robert Marquitz (Chairman)
Steven Ludwig
Stephen Rush
Frank A. Woods

The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(e)(5), or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2007, the following transactions with related persons took place:

•
The Company provides media buying services on behalf of an entity owned by Mr. Marquitz. Management believes that the arrangement is similar to that of an arms’ length transaction. For the years ended December 31, 2007 and 2006, the Company recognized $407,129 and $827,337, respectively, in corresponding media buying revenue from this entity and incurred related media buying expenses to this entity of $371,129 and $670,617, respectively.

•
The Company is party to an agreement with Jim Wood Enterprises (“JWE”) pursuant to which JWE provides radio show content to the Company. The terms of this arrangement generally reflects those negotiated with independent content providers and, therefore, management believes that it acquires this content on terms and rates similar to that of an arms’ length transaction. For the years ended December 31, 2007 and 2006, the Company recognized revenues from JWE of $343,411 and $527,292, respectively, and incurred expenses to JWE of $299,979 and $479,340, respectively.

•
Several stockholders, including Messrs. Marquitz and Rush, made loans to the Company under various promissory notes from May 2003 to May 2006. Principal and interest were payable upon stockholder demand. The total balance of these loans at December 31, 2007 and 2006 was $0 and $162,158, respectively. Total interest expense associated with these stockholder loans for the years ended December 31, 2007 and 2006 was $6,680 and $17,484, respectively. Accrued interest due to stockholders was $0 and $28,492 as of December 31, 2007 and 2006, respectively.

•
In 2005, the Company entered into an unsecured loan agreement for $50,000 with Rush Capital, LLC, an entity owned and controlled by Mr. Rush. Principal and interest were payable upon demand. The total balance of this loan at December 31, 2007 and 2006 was $0 and $50,000. Effective with the reverse merger on May 17, 2007, the related promissory note and other stockholder notes were converted into 430,316 shares of Company common stock. Therefore, the balance of these loans at December 31, 2007 was $0.

•
The Company is a party to a lease agreement for office space with Rush Law Group, an entity owned and controlled by Mr. Rush. Management believes that the arrangement is similar to that of an arms’ length transaction. For both the years ended December 31, 2007 and 2006, the Company incurred corresponding rental expense of $21,600 to Rush Law Group.

GENERAL INFORMATION

Stockholder Nominations and Proposals for the 2009 Proxy Statement

Stockholders who would like to recommend a director nominee for consideration at the 2009 annual meeting of stockholders should notify the Corporate Secretary at Debut Broadcasting Corporation, Inc., 1209 16th Avenue South, Nashville, Tennessee 37212, Attention: Stephen Rush. In general, this notification must be received by the Company on or before the close of business on March 20, 2009 but on or after the close of business on February 19, 2009 and must provide information about the nominee’s qualifications for Board membership and other information required by the Company’s Bylaws.

Any stockholder satisfying the SEC requirements and wishing to have a proposal considered for inclusion in the Company’s proxy materials for the 2009 annual meeting of stockholders should submit the proposal, along with proof of ownership of the Common Stock in accordance with Rule 14a-8(b)(2) promulgated under the Exchange Act, in writing and mailed to the Company at Debut Broadcasting Corporation, Inc., 1209 16th Avenue South, Nashville, Tennessee 37212, Attention: Stephen Rush. The proposal must be received by December 31, 2008 for the Company to consider it for inclusion in the proxy statement for the 2009 annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file reports regarding ownership of the Company’s common stock with the SEC, and to furnish the Company with copies of all such filings. Based solely on a review of (1) the applicable filings, and any amendments thereto, made with the SEC and posted on its website and (2) written representations from the Company’s executive officers and directors, the Company believes that all reports were filed in a timely manner during 2007.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This proxy statement and the Company’s 2007 Annual Report to Stockholders are available at www.debutbroadcasting.com on the “Investor Relations” webpage. If you wish to attend the annual meeting and need directions, please call us at (615) 301-0001.

Other Matters

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to in this proxy statement. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

Stockholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board, and return it in the enclosed envelope.

Other Available Information

A copy of the annual report to stockholders including a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC accompanies this proxy statement. Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC. The Company will also provide copies of the exhibits to the Form 10-K upon written request and payment of a reasonable fee. Such requests should be directed to Debut Broadcasting Corporation, Inc., 1209 16th Avenue South, Nashville, Tennessee 37212, Attention: Stephen Rush, (615) 866-0530. The Company’s 2007 Annual Report to Stockholders and Form 10-K for the year ended December 31, 2007 are also available on the Company’s website at www.debutbroadcasting.com on the “Investor Relations” webpage. The Company’s Annual Report to Stockholders and Form 10-K are not proxy soliciting materials.

In addition, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov. If you are a stockholder of the Company and would like to request any of the documents the Company has filed with the SEC, please request them in writing at 1209 16th Avenue South, Nashville, Tennessee 37212, Attention: Stephen Rush. You can also obtain copies of these documents on the Company’s website at www.debutbroadcasting.com on the Investor Relations webpage under the caption “SEC Filings.”

By Order of the Board of Directors,

/s/ Robert Marquitz

ROBERT MARQUITZ
Chairman of the Board

DEBUT BROADCASTING CORPORATION, INC.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 20, 2008.

The undersigned hereby appoints Steven Ludwig and Robert Marquitz, or either of them, as proxies, with full powers of substitution and resubstitution, to vote all of the shares of Debut Broadcasting Corporation, Inc. common stock which the undersigned is entitled to vote at the annual meeting of stockholders of Debut Broadcasting Corporation, Inc. to be held at Pinnacle Financial, 216 Royal Oaks Blvd., Franklin, Tennessee 37064 on Tuesday, May 20, 2008, at 1:00 p.m. (Central Time), and at any adjournment thereof.

Dated: , 2008

Signature

Signature if held jointly

Please sign your name as it appears on this proxy card. In case of multiple or joint ownership, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

Please vote, sign and date this proxy card and return it promptly using the enclosed postage-paid envelope.
---------------------------------------------------------------------------------------------------------------------------------------------------
DEBUT BROADCASTING CORPORATION, INC.	PROXY

This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the named proxies will vote (1) FOR the election as directors of the nominees named below; (2) FOR ratification of the Audit Committee’s selection and appointment of the accounting firm of Maddox Ungar Silberstein, PLLC as the independent registered public accounting firm of Debut Broadcasting Corporation, Inc. and its subsidiaries for the year ending December 31, 2008; and (3) in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the annual meeting. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

1.	Election of Directors

Nominees:	(1) Garrett Cecchini	(2) Steven Ludwig	(3) Robert Marquitz
	(4) Suresh A. Saraswat, M.D.	(5) Frank A. Woods

❑	FOR all nominees listed above	❑	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all nominees listed above

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write his or their name(s) on the line below:

2.	To ratify the appointment of Maddox Ungar Silberstein, PLLC as the independent registered public accounting firm of Debut Broadcasting Corporation, Inc. for the year ending December 31, 2008.

❑ FOR	❑ AGAINST	❑ ABSTAIN

(Continued, and to be dated and signed, on the other side.)